Exhibit 3.2
BYLAWS

OF

EXTRACTION OIL & GAS, INC.
(the “Corporation”)

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1.    Registered Office. The registered office of the Corporation in the State of Delaware, and the name of its registered agent at such location, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), and may be changed from time to time by the board of directors of the Corporation (the “Board of Directors”) in the manner provided by law.

SECTION 1.2.    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

SECTION 1.3.    Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.1.    Place of Meeting; Remote Communication. Meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board of Directors from time to time.

SECTION 2.2.    Annual Meeting. A meeting of stockholders for the election of directors and such other business as may be properly brought before the meeting in accordance with these Bylaws shall be held annually at such date and time as may be designated by the Board of Directors from time to time. Any previously scheduled annual meeting may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting.

SECTION 2.3.    Special Meeting.

(A)Special meetings of stockholders may be called at any time by, and only by, (i) the Board of Directors or (ii) solely to the extent required by Section 2.3(B), the Secretary. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Corporation’s notice of the meeting.

(B)Subject to Section 2.3(C)-(H), a special meeting of stockholders shall be called by the Secretary upon proper written request or requests (each, a “Meeting Request”) given by or on behalf of one or more stockholders of record (as set forth on the Corporation’s stock ledger) (each, a “Requesting Stockholder”) who hold at least 25% of the voting power of all outstanding shares of Common Stock (as defined in the Certificate of Incorporation) (the “Required Percent”). The record date for determining stockholders entitled to request a special meeting shall be the date on which the first Meeting Request for such special meeting was received by the Secretary in the manner required by the preceding sentence.

(C)To be in proper form, a Meeting Request shall be dated and signed by the Requesting Stockholder or Requesting Stockholders submitting such Meeting Request, shall be delivered to and received by the Secretary at the principal executive office of the Corporation by hand or by certified or registered mail, return receipt requested, or by email at the email address of the Secretary, and shall set forth:

(1)a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each such Requesting Stockholder;

(2)the name and address of each such Requesting Stockholder as it appears on the Corporation’s stock ledger;

(3)the number of shares of the Corporation’s Common Stock beneficially owned of record by each such Requesting Stockholder;

(4)as to each such Requesting Stockholder, the Stockholder Information (as defined in Section 2.7, except that references to the “Proponent” and “Stockholder Business” shall instead refer, respectively, to each “Requesting Stockholder” and “the matters proposed to be acted on at the special meeting” for purposes of this paragraph);

(5)any material interest of each Requesting Stockholder in the matters proposed to be acted on at the special meeting;

(6)a representation as to whether each Requesting Stockholder intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the matters proposed to be acted on at the special meeting or (B) otherwise to solicit proxies from stockholders in support of the matters proposed to be acted on at the special meeting; and

(7)a representation that each Requesting Stockholder shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.

The requirement set forth in clause (4) of the immediately preceding sentence shall not apply to (A) any stockholder, or beneficial owner, as applicable, who has provided a written request solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Exchange Act Schedule 14A or (B) any stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as nominee on behalf of a beneficial owner.

The Requesting Stockholders shall also provide any other information reasonably requested from time to time by the Corporation within 10 business days after each such request.

(E)The Requesting Stockholders shall affirm as true and correct the information provided to the Corporation in the Meeting Request or at the Corporation’s request pursuant to Section 2.3(D) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, and (ii) the date that is 10 business days before the date of the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the principal executive office of the Corporation, addressed to the Secretary, by no later than (1) five business days after the applicable date specified in clause (i) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (2) not later than seven business days before the date for the meeting

(in the case of the affirmation, update and/or supplement required to be made as of 10 business days before the meeting or reconvening any adjournment or postponement thereof).

(F) A Requesting Stockholder may revoke its Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked Meeting Requests from less than the Required Percent, the Board of Directors may cancel the special meeting of the Stockholders.

(G) A special meeting requested by Stockholders shall be held at such date, time and place, if any, either within or without the state of Delaware or by means of remote communication, as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the receipt by the Secretary in the manner required by Section 2.3(C) of Meeting Requests from the Required Percent.

(H) Notwithstanding anything to the contrary in this Section 2.3:

(1)A special meeting requested by stockholders shall not be held if (A) the Meeting Requests from the Required Percent do not comply with these Bylaws or the Certificate of Incorporation; (B) the action relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) the Meeting Request is received by the Secretary during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of adjournment of the next annual meeting of stockholders (provided, that, for purposes of the Corporation’s first annual meeting of Stockholders after the Emergence Date (as defined in Section 2.7), the date of the immediately preceding annual meeting of stockholders shall be deemed to be the Emergence Date); (D) an identical or substantially similar item of business, as determined in good faith by the Board of Directors, was presented at a meeting of stockholders held not more than 90 days before the Meeting Requests from the Required Percent are received by the Secretary or (E) the Meeting Requests from the Required Percent were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; and

(2)Nothing herein shall prohibit the Board of Directors from including in the Corporation’s notice of any special meeting of stockholders called by the Secretary additional matters to be submitted to the stockholders at such meeting not included in the Meeting Request(s) in respect of such meeting.

SECTION 2.4.    Notice of Meeting. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in accordance with applicable law stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, such notice shall be given by the Corporation not less than 10 days nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid and directed to the stockholder at his or her address as it appears on the records of the Corporation. If given by electronic mail, such notice shall be deemed to be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited pursuant to the terms of the DGCL. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. An affidavit of the Secretary or the transfer agent of the Corporation that the notice required by this Section 2.4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

SECTION 2.5.     Quorum; Adjournment in the Absence of Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series (or classes or series) of stock voting as a class or series (or classes or series), the holders of a majority of the outstanding shares of such class or series (or classes or series), present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such business. In the absence of a quorum, the person presiding over the meeting in accordance with Section 2.8 or, in the absence of such person, the holders of a majority of the voting power of the shares so present in person or represented by proxy may adjourn the meeting to another time or place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6.     Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.7.    Notice of Stockholder Business and Nominations.

(A)     Annual Meetings of Stockholders.

(1)     Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors (or any committee thereof) or (c) by any stockholder of the Corporation who (i) was a stockholder of record (as set forth on the Corporation’s stock ledger) at the time of giving of notice provided for in this Section 2.7 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such business or nomination and applicable law. Clause 1(c) of this Section 2.7(A) shall be the exclusive means for a stockholder to nominate candidates for election as directors (“Stockholder Nominees”) or to bring other business (“Stockholder Business”) (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(2)    At any annual meeting of stockholders, all nominations of Stockholder Nominees and proposals of Stockholder Business must be made by timely notice thereof in writing given by or on behalf of a stockholder of record (the “Stockholder Notice”) and must otherwise be a proper matter for stockholder action under applicable law.

(3)    To be timely in the case of an annual meeting of stockholders, a Stockholder Notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held during the prior year, then to be timely the Stockholder Notice must be so delivered (x) not earlier than the close of business on the 120th day prior to the date of such annual meeting and (y) not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the day on which the date of such annual meeting was first announced by Public Disclosure; provided, further, that for purposes of the Corporation’s first annual meeting of stockholders after the Emergence Date, the date of the prior year’s annual meeting of stockholders shall be the Emergence Date. In no event shall any adjournment or postponement of an annual meeting or the Public Disclosure thereof commence a new time period (or extend any time period) for the giving of a Stockholder Notice.

(4)    Notwithstanding anything in Section 2.7(A)(3) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Disclosure by the Corporation naming all of the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting (or, in the case of the Corporation’s first annual meeting after the Emergence Date, 100 days prior to the first anniversary of the Emergence Date), a Stockholder Notice of Stockholder Nominees shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Disclosure is first made by the Corporation.

(5)    To be in proper form in the case of an annual meeting of stockholders, a Stockholder Notice must set forth:

(a) the name and record address of each stockholder (the “Proponent”) nominating the Stockholder Nominee or proposing the Stockholder Business, as applicable, as they appear on the Corporation’s books;

(b)     the name and address of any Stockholder Associated Person;

(c)    in the case of a nomination, the name and address of the Stockholder Nominee(s);

(d)    as to each Proponent and Stockholder Associated Person, (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by the Proponent or Stockholder Associated Person (provided, however, that for purposes of this Section 2.7(A)(5) a person shall be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (ii) the date such shares were acquired, (iii) in the case of a proposal of Stockholder Business, a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, by the Proponent or any Stockholder Associated Person and that remains in effect, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated

Person with respect to shares of stock of the Corporation (a “Derivative Instrument”), (v) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or any Stockholder Associated Person has a right to vote any shares of stock of the Corporation and (vi) all other information that would be required to be filed with the SEC if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act. The information specified in Section 2.7(A)(5)(a)-(d) is referred to herein as “Stockholder Information”);

(e)    a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting, will continue to hold stock of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to nominate such Stockholder Nominee and/or propose such Stockholder Business, as applicable;

(f)    in the case of a nomination of a Stockholder Nominee, (i) the principal occupation or employment of each Stockholder Nominee (present and for the past five years), (ii) all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, (iii) the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve as a directors if elected and (v) a completed signed questionnaire, representation and agreement required by Section 3.3;

(g)    in the case of a Stockholder Nominee, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among a Proponent, Stockholder Associated Person and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Stockholder Nominee and his or her affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision) if the Proponent, Stockholder Associated Person or their respective affiliates or associates, or any person acting in concert therewith, were the “registrant” for purposes of such Item 404 and the Stockholder Nominee were a director or executive officer of such registrant;

(h)    in the case of a proposal of Stockholder Business, (i) a brief description of the Stockholder Business desired to be brought before the annual meeting, (ii) the text, if any, of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), and (iii) the reasons for conducting such Stockholder Business at the meeting and any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(i)    a representation as to whether the Proponent intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such Stockholder Nominee(s) and/or approve or adopt such Stockholder Business, as applicable or (ii) otherwise to solicit proxies from stockholders in support of such Stockholder Nominee(s) and/or Stockholder Business, as applicable; and

(j)    a representation that the Proponents shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.

(B)    Special Meetings of Stockholders.

(1)    If the Corporation’s notice of a special meeting includes the election of Directors, nominations of persons for election to the Board of Directors at such meeting may be made (a) by or at the direction of the Board of Directors (or a committee thereof) or (b) by any stockholder who (i) was a stockholder of record (as set forth on the Corporation’s stock ledger) at the time of giving of the notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such nomination. Subjection to Section 2.7(C), clause (b) of the preceding sentence shall be the exclusive means for a stockholder to nominate Stockholder Nominees before a special meeting of stockholders. For avoidance of doubt, in connection with any special meeting, stockholders cannot propose Stockholder Business that is not included in the Corporation’s notice of the meeting and stockholders may nominate Stockholder Nominees for election at such meeting only if the Corporation’s notice of the meeting specifies the election of Directors as among the purposes of such meeting.

(2)    At any special meeting of stockholders at which directors are to be elected, all nominations of Stockholder Nominees must be made by timely delivery of a Stockholder Notice.

(3)    To be timely in the case of a special meeting of stockholders, a Stockholder Notice shall be delivered to the Secretary and received at the principal executive offices of the Corporation (x) not earlier than the close of business on the 120th day prior to such special meeting and (y) not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which the date of such special meeting was first announced by Public Disclosure. In no event shall any adjournment or postponement of a special meeting or the Public Disclosure thereof commence a new time period (or extent any time period) for the giving of a Stockholder Notice.

(4)    Notwithstanding anything in Section 2.7(B)(3) to the contrary, in the event that the number of directors to be elected to the Board of Directors at such special meeting is increased and there is no Public Disclosure by the Corporation naming all of the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 100 days prior to such special meeting, a Stockholder Notice of Stockholder Nominees shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary and received at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Disclosure is first made by the Corporation.

(5)    To be in proper form in the case of a special meeting of stockholders, a Stockholder Notice must set forth all of the information required by Section 2.7(A)(5) in the case of a Stockholder Nominee nominated for election at an annual meeting.

(C)    General.

(1)    In addition to the information required by Section 2.7(A)-(B), the Proponents shall also provide any other information reasonably requested from time to time by the Corporation within 10 business days after each such request. In addition, the Proponents shall affirm as true and correct the information provided to the Corporation in the

Stockholder Notice or at the Corporation’s request pursuant to the preceding sentence (and shall update or supplement such information as needed so that such information shall be true and correct) as of (a) the record date for the meeting, (b) in the case of an annual meeting of stockholders, the date that is 10 calendar days before the first anniversary date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting (this clause (b) being inapplicable in the case of the first annual meeting after the Emergence Date) and (c) the date that is 10 business days before the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered to the Secretary and received at the principal executive offices of the Corporation by no later than (x) five business days after the applicable date specified in clause (a) or (b) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of 10 business days before the meeting or reconvening any adjournment or postponement thereof).

(2)    Except to the extent otherwise determined by the Board of Directors, the person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination of any Stockholder Nominee and/or the proposal of any Stockholder Business, as applicable, was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.7. Any such nomination or business not properly brought before the meeting shall be disregarded and such Stockholder Nominee shall not be qualified for election as a Director (in the case of a nomination) and/or not be transacted (in the case of other business).

(3)    Except to the extent otherwise determined by the Board of Directors, if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to nominate the Stockholder Nominee and/or present the Stockholder Business, as applicable, such nomination shall be disregarded and such Stockholder Nominee shall not be qualified for election as a Director and/or such business shall not be transacted, respectively, in either case notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these Bylaws, to be considered a “qualified representative” of the Proponent, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(4)    Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(5)    For purposes of these Bylaws, (i) “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or executive order to close, (ii) “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day, (iii) “Emergence Date” means the first such date on or after the Effective Date (as defined in that certain Sixth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated December 23, 2020 [Docket No. 1505], filed by the Corporation and its debtor subsidiaries) that the

Corporation has a class of equity securities registered under the Exchange Act and listed or admitted to trading on a national securities exchange (as defined under the Exchange Act), (iv) “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act, (v) “SEC” means the U.S. Securities and Exchange Commission and (vi) “Stockholder Associated Person” means, with respect to any stockholder, (a) any other beneficial owner of stock of the Corporation that are owned by such stockholder and (b) any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the stockholder or such beneficial owner. For purposes of this definition, the terms “controls,” “controlled by” and “under common control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

SECTION 2.8.    Conduct of Meetings; Adjournment After Establishing a Quorum. The Board of Directors may adopt such rules and regulations for the conduct of a meeting of stockholders as it shall deem appropriate. At each meeting of stockholders, the Chairperson of the Board of Directors (the “Chairperson”) or, if the Chairperson is absent, the Chief Executive Officer of the Corporation or, if the Chief Executive Officer is absent, any office of the Corporation designated by the Board of Directors (or in the absence of any such designation, the most senior officer present) shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over the meeting shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) restrictions on the use of audio or video recording devices at the meeting and (f) limitations on the time allotted to questions or comments by participants. Subject to any prior, contrary determination by the Board of Directors, the person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors and, if the Board of Directors has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

SECTION 2.9.    Required Vote. At any meeting of stockholders, all matters other than the election of directors, and except as otherwise provided by the Certificate of Incorporation, these Bylaws or any applicable law, shall be decided by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of stockholders for the election of directors, each director shall be elected by a majority of the votes cast with respect to the director; provided that in any Contested Election, directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.9, (i) a “majority of the votes cast” means that (A) the number of votes cast “for” a director must exceed the number of votes cast “against” that director and (B) abstentions and broker non-votes are not counted as votes cast and (ii) “Contested Election” means an election of directors in which the number of nominees exceeds the number of directors to be elected as of either (x) the time of the meeting or (y) the date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC. Any director who is not so elected shall offer to tender his or her resignation to the Board of Directors in accordance with Section 3.13. The independent directors of the Board of Directors (or a committee thereof comprising only independent directors), giving due consideration to the best interests of the Corporation and its stockholders, shall evaluate the relevant facts and circumstances, and shall make a decision, within 90 days after the election, on whether to accept the offered resignation. Any director who offers a resignation pursuant to this provision shall not participate in the Board of Directors’ (or such committee’s) decision. The Board of Directors will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the offered resignation.

SECTION 2.10.     Inspectors of Elections; Opening and Closing the Polls. The Board of Directors shall appoint one or more inspectors of election to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the person presiding over the meeting in accordance with Section 2.8 shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting in accordance with Section 2.8 and shall be announced at the meeting. No ballot, proxy, vote or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

SECTION 2.11.    List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before the date of every meeting of stockholders, a complete, alphabetical list of stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each Stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder, at such stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting), or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Except as provided by applicable law, the stock ledger shall be the only evidence as to the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.12.    Fixing Date for Determination of Stockholders of Record for Meetings and Other Matters.

(A)    Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60), nor less than ten (10), days before the date of such meeting. If the Board of Directors so fixes such record date for notice of such meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date for notice of such meeting, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned or recessed meeting, and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned or recessed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or recessed meeting.

(B)    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(C)    Other Actions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than any stockholders entitled to notice of or to vote at a meeting or action by written consent of stockholders), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2.    Number, Term of Office. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the initial number of Directors as of the adoption of these Bylaws shall be seven (7) and thereafter shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

SECTION 3.3.    Director Qualifications. To be qualified to be a nominee for election or reelection as a director after the Emergence Date, the nominee must deliver (in accordance with the time periods prescribed for delivery of a Stockholder Notice under Section 2.7 (in the case of a Stockholder Nominee) or upon request of the Secretary from time to time (in the case of a person nominated by or at the direction of the Board of Directors or any committee thereof)) to the Secretary at the principal executive office of the Corporation:

(A)    a completed and signed written questionnaire (in the form provided by the Secretary) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made;

(B)    information as necessary to permit the Board of Directors to determine if such nominee (i) is independent under, and satisfies the audit, compensation or other board committee independence requirements under, the applicable rules and listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors, (ii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, or (iii) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past 10 years ((i) through (iii) collectively, the “Independence Standards”);

(C)    a written representation and agreement (in the form provided by the Secretary upon written request of any Stockholder of record identified by name within five Business Days of such request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to directors and (iv) currently intends to serve as a director for the full term for which he or she is standing for election; and

(D)    such person’s written consent to being named as a nominee for election as a director and to serving as a director if elected.

The Secretary shall provide any stockholder of record (as set forth on the stock ledger) the forms of the written questionnaire, representation and agreement referred to in this Section 3.3 upon written request therefor. A nominee shall not be qualified for election or reelection to the Board of Directors if such nominee has served seven (7) or more full terms on the Board of Directors; provided, that this term limitation does not apply to the Chief Executive Officer of the Corporation.

SECTION 3.4.     Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the Annual Meeting of Stockholders. Subject to Section 3.8 of these Bylaws, the Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings.

SECTION 3.5.    Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places, if any, as may be determined by the Chairperson or the President on at least 24 hours’ notice to each director given by one of the means specified in Section 3.8 other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairperson, President or Secretary in like manner and on like notice on the written request of any two or more directors.

SECTION 3.6.    Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.7.    Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment; provided, however, that notice of the adjourned meeting need not be given if (a) the adjournment is for 24 hours or less and (b) the time, place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

SECTION 3.8.    Notice. Subject to Section 3.6 and unless notice is waived as provided in this Section 3.8, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, telecopy or by electronic mail or other means of electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the director, or a waiver by electronic transmission by such director, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

SECTION 3.9.    Organization. At each meeting of the Board of Directors, the Chairperson or, in his or her absence, another director selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.10.    Quorum. The presence of a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that in no case shall a quorum consist of less than one-third of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors. The directors present at a meeting at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.11.    Action by Majority Vote. Except as otherwise expressly required by these Bylaws or the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.12.    Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.13.    Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Board of Directors, the Chairperson or the Secretary. Such resignation shall take effect at the time of receipt of such notice or at such later time, or such later time determined upon the happening of an event, as is therein specified.

SECTION 3.14.    Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director so chosen shall hold office for the remaining term of his or her predecessor. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.15.    Committees. The Board of Directors may designate one or more committees in accordance with Section 141(c) of the DGCL. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III.

ARTICLE IV

OFFICERS

SECTION 4.1.    Elected Officers. The elected officers of the Corporation shall be a Chairperson, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer) as the Board of Directors from time to time may deem proper. The Chairperson shall be chosen from among the directors. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairperson or Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chairperson or Chief Executive Officer, as the case may be. Any number of offices may be held by the same person.

SECTION 4.2.    Election and Term of Office. Each officer shall hold office from the time of his or her election pursuant to Section 4.1 until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time of receipt of such notice or at such later time, or at such later time determined upon the happening of an event, as is therein specified. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board of Directors, and, subject to any contrary direction of the Board of Directors, the Chief Executive Officer may remove any subordinate officer at any time with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. The election or appointment of an officer shall not of itself create contract rights, and any resignation or removal of an officer shall be without prejudice to the contract rights, if any, of such officer, the Corporation or any other person.

SECTION 4.3.    Chairperson of the Board. The Chairperson shall preside at all meetings of the Board of Directors. The Chairperson shall advise and counsel the Chief Executive Officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairperson from time to time by the Board of Directors or these Bylaws. He or she shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairperson may also serve as the Chief Executive Officer, if so elected by the Board of Directors.

SECTION 4.4.    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board of Directors, and shall be responsible for the execution of the policies of the Board of Directors. In the absence (or inability to act) of the Chairperson and the Lead Director, if one has been designated by the Board of Directors, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors.

SECTION 4.5.    President. The President shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer and the Board of Directors, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board of Directors as communicated to the President by the Chief Executive Officer and the Board of Directors. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability to act) of the Chairperson, the Lead Director, if one has been designated by the Board of Directors, and the Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors.

SECTION 4.6.    Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

SECTION 4.7.    Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chairperson or the Chief Executive Officer.

SECTION 4.8.    Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he or she shall be custodian of the records of the Corporation; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairperson or the Chief Executive Officer.

SECTION 4.9.    Action with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairperson, the Chief Executive Officer or the President.

SECTION 4.10.    Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions that the Board of Directors may impose, the Chairperson, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his or her authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 4.11.    Delegation. The Board of Directors may from time to time delegate the powers and duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

SECTION 5.1.    Stock Certificates and Transfers. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates (if any) such certificates shall be in the form approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

SECTION 5.2.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

SECTION 5.3.    Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

SECTION 5.4.    Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his or her discretion require.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1.    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another entity, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person and such indemnification shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

SECTION 6.2.    Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

SECTION 6.3.    Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the

Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 6.4.    Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 6.5.    Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

SECTION 6.6.    Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

SECTION 6.7.    Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1.    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

SECTION 7.2.    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 7.3.     Time Periods. In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.4.    Amendments. The Board of Directors shall have the power to adopt, amend or repeal these Bylaws, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether such Bylaws were originally adopted by them or otherwise.